                                                 Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2013

- Net revenues of US$ 137.0 million -
- OIBDA of US$ (20.7) million -

HAMILTON, BERMUDA, April 29, 2013 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the first quarter ended March 31, 2013.

Net revenues for the three months ended March 31, 2013 were US$ 137.0 million compared to US$ 167.4 million for the same period in 2012. OIBDA1 for the three months ended March 31, 2013 was US$ (20.7) million compared to US$ 14.1 million for the first quarter in 2012. Operating loss for the three months ended March 31, 2013 was US$ 35.0 million compared to US$ 10.3 million in 2012. Net loss for the quarter ended March 31, 2013 was US$ 109.0 million compared to US$ 13.8 million for the same period in 2012. Fully diluted loss per share for the three months ended March 31, 2013 was US$ 1.22 compared to US$ 0.21 for three months ended March 31, 2012.

Adrian Sarbu, President and Chief  Executive Officer of CME, commented: "2013 is a year of bold actions to restore the value we receive for our products. We raised advertising prices and carriage fees. The first quarter results reflect the initial phase of implementing these actions. While successful in most of our countries, we met some resistance from certain media agencies and advertisers in the Czech Republic where consumption of GRPs declined, impacting our revenues and OIBDA. Our pricing actions in the Czech Republic and across our region will continue as we are determined to reverse the trend of declining TV advertising spending. The proceeds we look to raise from the equity offerings announced today will enable us to further execute our strategy and deleverage. Post transaction we expect to have the resources in place to accomplish our main goal: growing CME."

1 OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets as defined in "Segment Data" below.

Consolidated Results for the Three Months Ended March 31, 2013

Net revenues for the three months ended March 31, 2013 were US$ 137.0 million compared to US$ 167.4 million for the three months ended March 31, 2012. Operating loss for the three months ended March 31, 2013 was US$ 35.0 million compared to US$ 10.3 million for the three months ended March 31, 2012. Net loss for the three months ended March 31, 2013 was US$ 109.0 million compared to US$ 13.8 million for the three months ended March 31, 2012. Fully diluted loss per share for the three months ended March 31, 2013 was US$ 1.22 compared to US$ 0.21 for the three months ended March 31, 2012.

OIBDA for the three months ended March 31, 2013 was US$ (20.7) million compared to US$ 14.1 million in the same period ended March 31, 2012. OIBDA margin2 for the three months ended March 31, 2013 was (15.1)% compared to 8.4% for the three months ended March 31, 2012.

Headline consolidated results for the three months ended March 31, 2013 and 2012 were:

	RESULTS
(US$000's)	For the Three Months Ended March 31,
(unaudited)	2013	2012	% Actual	% Lfl[3]
Net revenues	$137,042	$167,433	(18.2)%	(16.6)%
OIBDA	(20,665)	14,060	Nm4	Nm4
Operating loss	(34,999)	(10,303)	Nm4	Nm4
Net loss	(108,962)	(13,813)	Nm4	Nm4
Fully diluted loss per share	$(1.22)	$(0.21)	Nm4	Nm4

2OIBDA margin is defined as the ratio of OIBDA to Net revenues.
3 % Lfl (like-for-like) represents period-on-period percentage change on a constant currency basis.
4Number is not meaningful.

Teleconference and Video Webcast Details

CME will host a teleconference and video webcast to discuss its first quarter results on Monday, April 29, 2013 at 8.30 a.m. New York time (1.30 p.m. London and 2.30 p.m. Prague time). The video webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1825 ten minutes prior to the start time and reference passcode CETVQ113. The conference call will also be available via www.cme.net. It can be viewed on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

The video webcast and a digital audio replay in MP3 format will be available for two weeks following the call at www.cme.net.

CME will post the results for the first quarter ended March 31, 2013 for its wholly-owned subsidiary CET 21 spol. s r.o. at www.cme.net by Friday, June 14, 2013.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the following: the effect of the economic downturn and Eurozone instability in our markets and the extent and timing of any recovery; our ability to access external sources of capital in light of our current severe liquidity constraints and the successful completion of equity offerings we have announced or may undertake; decreases in TV advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our debt service obligations restrict our business; our success in implementing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended March 31, 2013, which was filed with the Securities and Exchange Commission on April 29, 2013. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, which was filed with the Securities and Exchange Commission on April 29, 2013.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME's operations are located in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma and Nova World), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov, Telka and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau Moldova and Acasa Moldova), the Slovak Republic (TV Markíza, Doma, Dajto and Fooor), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME also operates Voyo, the pan-regional video-on-demand service. CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

David Sach
Chief Financial Officer
Central European Media Enterprises
+420 242 465 525
david.sach@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended
	March 31,
	2013	2012
Net revenues	$137,042	$167,433
Operating expenses:
Content costs	89,193	86,931
Other operating costs	34,510	29,987
Depreciation of property, plant and equipment	10,234	11,880
Amortization of broadcast licenses and other intangibles	4,100	12,483
Cost of revenues	138,037	141,281
Selling, general and administrative expenses	34,004	36,455
Operating loss	(34,999)	(10,303)
Interest expense, net	(31,836)	(31,610)
Foreign currency exchange (loss) / gain, net	(49,874)	23,394
Change in fair value of derivatives	104	927
Other (expense) / income	(36)	209
Loss before tax	(116,641)	(17,383)
Credit for income taxes	7,679	3,570
Net loss	(108,962)	(13,813)
Net loss attributable to noncontrolling interests	682	421
Net loss attributable to CME Ltd.	$(108,280)	$(13,392)

PER SHARE DATA:
Net loss per share
Net loss per share - Basic and diluted	$(1.22)	$(0.21)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	88,397	64,393

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$123,103	$140,393
Other current assets	325,584	378,158
Total current assets	448,687	518,551
Property, plant and equipment, net	193,650	206,706
Goodwill and other intangible assets, net	1,068,985	1,121,479
Other non-current assets	323,862	327,979
Total assets	$2,035,184	$2,174,715
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$255,455	$255,681
Current portion of long-term debt and other financing arrangements	1,597	21,918
Other current liabilities	28,789	13,765
Total current liabilities	285,841	291,364
Long-term portion of long-term debt and other financing arrangements	1,171,552	1,198,873
Other non-current liabilities	52,475	53,211
Total liabilities	$1,509,868	$1,543,448

EQUITY
Common Stock	$6,174	$6,174
Additional paid-in capital	1,559,996	1,556,250
Accumulated deficit	(1,093,545)	(982,513)
Accumulated other comprehensive income	48,470	46,150
Total CME Ltd. shareholders' equity	521,095	626,061
Noncontrolling interests	4,221	5,206
Total equity	$525,316	$631,267
Total liabilities and equity	$2,035,184	$2,174,715

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Three Months Ended
	March 31,
	2013	2012
Net cash used in operating activities	$(875)	$(33,065)
Net cash used in investing activities	(10,063)	(7,177)
Net cash used in financing activities	(962)	(1,251)
Impact of exchange rate fluctuations on cash and cash equivalents	(5,390)	5,139
Net decrease in cash and cash equivalents	$(17,290)	$(36,354)

Net cash used in operating activities	$(875)	$(33,065)
Capital expenditure, net of proceeds from disposals	(10,063)	(7,177)
Free cash flow	$(10,938)	$(40,242)

Supplemental disclosure of cash flow information:
Cash paid for interest	$36,371	$33,084
Cash paid for income taxes (net of refunds)	$1,613	$2,285

Segment Data

From January 1, 2013 we manage our business on a geographical basis, with six reportable segments: Bulgaria, Croatia, The Czech Republic, Romania, The Slovak Republic and Slovenia.

We evaluate the performance of our segments based on Net revenues and OIBDA. OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. OIBDA may not be comparable to similar measures reported by other companies.

Below are tables showing our Net revenues and OIBDA by segment for the three months ended March 31, 2013 and 2012, together with a reconciliation of OIBDA to our Condensed Consolidated Statements of Operations:

	For the Three Months
(US $000's)	Ended March 31,
(unaudited)	2013	2012
Net revenues

Bulgaria	$16,424	$19,331
Croatia	12,093	12,879
Czech Republic	36,801	58,958
Romania	42,031	43,351
Slovak Republic	16,923	19,372
Slovenia	14,476	15,524
Intersegment revenues	(1,706)	(1,982)
Total net revenues	$137,042	$167,433

	For the Three Months
(US $000's)	Ended March 31,
(unaudited)	2013	2012
OIBDA

Bulgaria	$(2,427)	$(1,221)
Croatia	(607)	1,568
Czech Republic	(6,690)	23,264
Romania	959	1,152
Slovak Republic	(3,568)	(498)
Slovenia	1,837	2,770
Elimination	$6	$(478)
Total Operating Segments	$(10,490)	$26,557
Central	(10,175)	(12,497)
Total OIBDA	$(20,665)	$14,060

	For the Three Months
(US $000's)	Ended March 31,
(unaudited)	2013	2012
Reconciliation to Condensed Consolidated Statements of Operations:

Total OIBDA	$(20,665)	$14,060
Depreciation of property, plant and equipment	(10,234)	(11,880)
Amortization of intangible assets	(4,100)	(12,483)
Operating loss	$(34,999)	$(10,303)
Interest expense, net	(31,836)	(31,610)
Foreign currency exchange (loss) / gain, net	(49,874)	23,394
Change in fair value of derivatives	104	927
Other (expense) / income	(36)	209
Credit for income taxes	7,679	3,570
Net loss	$(108,962)	$(13,813)